SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 14, 2003

AIRBORNE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6512	91-065027
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3101 Western Avenue, PO Box 662, Seattle, Washington 98111

(Address of Principal Executive Offices, Zip Code)

(206) 285-4600

(Registrant’s Telephone Number, Including Area Code)

Item 5.  Other Events.

Airborne, Inc. (“Airborne”) announced that at its annual meeting of stockholders held on August 14, 2003 Airborne stockholders approved the Agreement and Plan of Merger by and among Airborne, DHL Worldwide Express B.V. (“DHL”) and Atlantis Acquisition Corporation, a wholly owned indirect subsidiary of DHL (“Merger Sub”). Stockholders also approved the other three merger-related proposals – the alternative merger consideration, the ABX Air supermajority voting provision and the ABX Air rights agreement. In addition, at the annual meeting, the stockholders re-elected two members of the Board of Directors and rejected the various stockholder proposals.

Airborne also announced that flight crew members at ABX Air, Inc., ratified the tentative collective bargaining agreement between ABX Air and the Local 1224.

On August 15, 2003, Airborne announced that it completed its transaction with DHL. In the transaction, DHL acquired the ground operations of Airborne. ABX Air was separated from Airborne and became an independent company owned by Airborne’s former stockholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

Exhibit No.	Description

99.1	Press Release issued by Airborne on August 14, 2003.

99.2	Press Release issued by Airborne on August 14, 2003.

99.3	Press Release issued by Airborne on August 15, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRBORNE, INC.

Dated: August 18, 2003	By:	/s/ Carl D. Donaway

Carl D. Donaway Chairman